Exhibit 4.5

THE SECURITIES REPRESENTED BY THIS WARRANT OR ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS COVERING SUCH SECURITIES, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION FOR VALUE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

WARRANT

TO PURCHASE 115,409 SHARES OF COMMON STOCK OF

SportsHub Games Network, Inc.

THIS CERTIFIES THAT, for good and valuable consideration of $50.00, Cedar Point Capital, LLC (the “Agent”), or its registered assigns, is entitled to subscribe for and purchase from SportsHub Games Network, Inc., a Delaware corporation (the “Company”), at any time after October 29, 2018 and up to and including 5:00 p.m. Minneapolis, Minnesota time on the Expiration Date (as defined herein), One Hundred Fifteen Thousand Four Hundred and Nine (115,409) fully paid and nonassessable shares of Common Stock, par value $0.0001 per share (“Common Stock”) of the Company at the price of $1.79 per share (the “Warrant Exercise Price”), subject to adjustment pursuant to Section 5 hereof. The shares which may be acquired upon exercise of this Warrant are referred to herein as the “Warrant Shares.” As used herein, the term “Holder” means the Agent, any party who acquires all or a part of this Warrant as a registered transferee of the Agent, or any record holder or holders of the Warrant Shares issued upon exercise, whether in whole or in part, of the Warrant.

This Warrant is subject to the following provisions, terms and conditions:

1. Exercise; Transferability.

(a) Subject to the provisions of Section 3 hereof, the rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional Warrant Share), by written notice of exercise (in the form attached hereto) delivered to the Company at the principal office of the Company prior to the Expiration Date and accompanied or preceded by the surrender of this Warrant and (unless the Warrant or a portion thereof is being converted pursuant to Section 10 hereof) a check in payment of the Warrant Exercise Price for such Warrant Shares.

(b) This Warrant is immediately assignable, in whole or in part (but not as to a fractional Warrant Share), notwithstanding anything herein to the contrary, to persons who are owners, officers or employees of Cedar Point Capital, LLC who are accredited investors within the meaning of Rule 501 of Regulation D or licensed securities professionals who are sophisticated, experienced investors. Each successive holder of this Warrant, or of any portion of the rights represented thereby, shall be bound by the terms and conditions set forth herein.

Warrant	-1-
SportsHub Games Network, Inc.

2. Exchange and Replacement. Subject to Sections 1 and 8 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Company at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Holder at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided, however, that if the Agent shall be such Holder, an agreement of indemnity by such Holder shall be sufficient for all purposes of this Section 2. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 2.

3. Issuance of the Warrant Shares.

(a) The Company agrees that the Warrant Shares purchased hereby shall be and are deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered for exercise and the payment made for such Warrant Shares as aforesaid. Subject to the provisions of the next section, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding 15 days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time.

(b) Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for Warrant Shares upon exercise of this Warrant except in accordance with exemptions from the applicable securities registration requirements or registrations under applicable securities laws.

4. Covenants of the Company. The Company covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized and issued, fully paid, nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof except for all taxes, liens, and charges imposed by the Holder. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

Warrant	-2-
SportsHub Games Network, Inc.

5. Antidilution Adjustments. The provisions of this Warrant are subject to adjustment as provided in this Section 5.

(a) The Warrant Exercise Price shall be adjusted from time to time such that in case the Company shall hereafter:

(i) pay any dividends on any class of stock of the Company payable in Common Stock or securities convertible into Common Stock;

(ii) subdivide its then outstanding shares of Common Stock into a greater number of shares; or

(iii) combine outstanding shares of Common Stock, by reclassification or otherwise;

then, in any such event, the Warrant Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (a) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Warrant Exercise Price, by (b) the total number of shares of Common Stock outstanding immediately after such event (including the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Warrant Exercise Price. An adjustment made pursuant to this Subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, or reclassification. If, as a result of an adjustment made pursuant to this Subsection, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Warrant Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. All calculations under this Subsection shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be. In the event that at any time as a result of an adjustment made pursuant to this Subsection, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the Warrant Exercise Price of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section 5.

Upon each adjustment of the Warrant Exercise Price pursuant to this Section 5(a), the Holder of each Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Warrant Exercise Price the number of Warrant Shares, calculated to the nearest full share, obtained by multiplying the number of Warrant Shares specified in such Warrant (as adjusted as a result of all adjustments in the Warrant Exercise Price in effect prior to such adjustment) by the Warrant Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Warrant Exercise Price.

(b) Upon any adjustment of the Warrant Exercise Price, then and in each such case, the Company shall within 10 days after the date when the circumstances giving rise to the adjustment occurred give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number (and type) of Warrant Shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

Warrant	-3-
SportsHub Games Network, Inc.

6. Expiration. This Warrant (and the right to purchase Warrant Shares upon exercise hereof) shall terminate upon the earlier to occur of (i) the full exercise of this Warrant for the full number of Warrant Shares that may be purchased hereby, or (ii) 5:00 p.m., Minneapolis, Minnesota time, on the ten (10) year anniversary of the date of this Warrant (the “Expiration Date”).

7. No Voting Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

8. Notice of Transfer of Warrant or Resale of the Warrant Shares.

(a) Subject to the sale, assignment, hypothecation, or other transfer restrictions set forth in Section 1 hereof, the Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Shares of such Holder’s intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company’s counsel and to counsel to the original purchaser of this Warrant. If in the opinion of each such counsel the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company; provided that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel to the Company and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act of 1933, as amended, and applicable state securities laws; and provided further that the Holder and prospective transferee or purchaser shall execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company for the transfer or disposition of the Warrant or Warrant Shares.

(b) If in the opinion of either of the counsel referred to in this Section 8, the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 8 may not be effected without registration or qualification of this Warrant or such Warrant Shares, the Company shall promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect to such as, in the opinion of both such counsel, are permitted by law.

9. Fractional Shares. Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the Holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the sum of (a) the excess, if any, of the Fair Market Value (as defined in Section 10(d)) of such fractional share over the proportional part of the Warrant Exercise Price represented by such fractional share, plus (b) the proportional part of the Warrant Exercise Price represented by such fractional share.

Warrant	-4-
SportsHub Games Network, Inc.

10. Additional Right to Convert Warrant.

(a) The Holder of this Warrant shall have the right to require the Company to convert this Warrant (the “Conversion Right”) at any time after it is exercisable, but prior to its expiration, into Warrant Shares as provided for in this Section 10. Upon exercise of the Conversion Right with respect to a particular number of Warrant Shares (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any Warrant Exercise Price) that number of Warrant Shares equal to the quotient obtained by dividing (x) the Conversion Value (as defined herein) of the Converted Warrant Shares by (y) the Fair Market Value of one Warrant Share immediately prior to the exercise of the Conversion Right. The “Conversion Value” of the Converted Warrant Shares shall be determined by subtracting the aggregate Warrant Exercise Price of the Converted Warrant Shares from the aggregate Fair Market Value (as defined in paragraph (d) below) of the Converted Warrant Shares.

(b) The Conversion Right may be exercised by the Holder, at any time or from time to time after it is exercisable, prior to the Expiration Date, on any business day by delivering a written notice in the form attached hereto (the “Conversion Notice”) to the Company at the offices of the Company exercising the Conversion Right and specifying (i) the total number of Warrant Shares the Holder will purchase pursuant to such conversion and the corresponding number of Converted Warrant Shares and (ii) a place and date not less than one or more than 20 business days from the date of the Conversion Notice for the closing of such purchase.

(c) At any closing under Section 10(b) hereof, (i) the Holder will surrender the Warrant and (ii) the Company will deliver to the Holder a certificate or certificates for the number of Warrant Shares issuable upon such conversion, together with cash, in lieu of any fraction of a share, and (iii) the Company will deliver to the Holder a new Warrant representing the right to purchase the number of Warrant Shares, if any, remaining after the subtraction of the Converted Warrant Shares from the total number of Warrant Shares prior to the immediately preceding exercise of the Conversion Right.

(d) Fair Market Value of a Warrant Share as of a particular date (the “Determination Date”) shall mean:

(i) If the Warrant Shares are traded on an exchange, including the Nasdaq Stock Market, then the average closing prices reported for the 10 business days immediately preceding the Determination Date,

(ii) If the Warrant Shares are not traded on an exchange, including the Nasdaq Stock Market, but are traded on the over-the-counter market, then the average closing bid and asked prices reported for the 10 business days immediately preceding the Determination Date, and

(iii) If the Warrant Shares are not traded on an exchange, including the Nasdaq Stock Market, or other over-the-counter market, then the price established in good faith by the Company’s Board of Directors.

Warrant	-5-
SportsHub Games Network, Inc.

11. Miscellaneous.

(a) The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations, or conditions to be observed or performed hereunder by the Company, but will, at all times in good faith, assist, insofar as it is able, in the carrying out of all provisions hereof and in the taking of all other action which may be necessary in order to protect the rights of the Holder hereof against dilution.

(b) The representations, warranties, and agreements herein contained shall survive the exercise of this Warrant. References to the “Holder” include the immediate holder of Warrant Shares purchased upon the exercise of this Warrant, and the word “Holder” shall include the plural thereof. This Warrant shall be interpreted under the laws of the State of Minnesota. Any action brought concerning the transactions contemplated by this Warrant shall be brought in the state and federal courts located in the State of Minnesota.

(c) All Warrant Shares or other securities issued upon the exercise of the Warrant shall be validly issued, fully paid, and non-assessable, and the Company will pay all taxes due and payable by the issuer in respect of the issuance thereof.

(d) Notwithstanding anything contained herein to the contrary, the Holder shall not be deemed a shareholder of the Company by reason of being a Holder of this Warrant for any purpose whatsoever until and unless this Warrant is duly exercised.

[Remainder of page intentionally left blank.]

Warrant	-6-
SportsHub Games Network, Inc.

IN WITNESS WHEREOF, SportsHub Games Network, Inc. has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated October 29, 2018.

SportsHub Games Network, Inc.

By:	/s/ Rob Phythian
Name:	Rob Phythian
Its:	Chief Executive Officer

[signature page to SportsHub Games Network, Inc. Warrant]

To: SportsHub Games Network, Inc.

NOTICE OF EXERCISE OF WARRANT

The undersigned hereby irrevocably elects to exercise the attached Warrant to purchase for cash, ________________of the Warrant Shares issuable upon the exercise of such Warrant.

Please issue a certificate or certificates for such Warrant Shares (together with a new Warrant to purchase the number of Warrant Shares, if any, with respect to which this Warrant is not exercised) in the name of, and pay any cash for any fractional Warrant Share to:

(Print Name)

Please insert social security
or other identifying number
of registered Holder of
certificate ( ________)	Address

Dated: _________	Signature*

*The signature on the Notice of Exercise of Warrant must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, please indicate your position(s) and title(s) with such entity.

ASSIGNMENT FORM

To be signed only upon authorized transfer of Warrants.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto _______________________________ the right to purchase the securities of SportsHub Games Network, Inc. to which the within Warrant relates and appoints ___________________, attorney, to transfer said right on the books of SportsHub Games Network, Inc. with full power of substitution in the premises.

Dated: ___________	Signature

Address:

CASHLESS EXERCISE FORM

(To be executed upon conversion of Warrant pursuant to Section 10)

To:	SportsHub Games Network, Inc.

NOTICE OF EXERCISE OF WARRANT CONVERSION RIGHT

The undersigned hereby irrevocably elects a cashless exercise of the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, __________ Warrant Shares, corresponding to _________________Converted Warrant Shares, as provided for in Section 10 therein.

Please issue a certificate or certificates for such Warrant Shares (together with a new Warrant to purchase the number23 of Warrant Shares, if any, with respect to which this Warrant is not exercised) in the name of, and pay any cash for any fractional Warrant Share to:

(Print Name)

Please insert social security
or other identifying number
of registered Holder of
certificate ( __________)	Address

Dated: ___________	Signature*

*The signature on the Notice of Exercise of Warrant must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, please indicate your position(s) and title(s) with such entity.